Exhibit 99.1

FOR IMMEDIATE RELEASE

Surna Completes $1.2 Million Equity Offering

Proceeds to be used to repurchase founders’ shares and for working capital and general corporate purposes

June 12, 2018 – Boulder, Colorado – Surna Inc. (the “Company”) (OTCQB: SRNA) announced today that it completed a private placement offering of investment units, at a price of $0.16 per unit, with certain accredited investors. The Company issued a total of 7,562,500 units for aggregate proceeds of $1,210,000. No placement agent or broker commissions or fees were paid in connection with the offering. Each unit consisted of one share of common stock and one three-year warrant for the purchase of one share of common stock at an exercise price of $0.25 per share.

The Company will use $400,000 of the proceeds from the offering to repurchase 3,125,000 shares of the Company’s Common Stock from Stephen B. and Brandy M. Keen, co-founders of the Company, for a repurchase price of $0.128 per share. The remainder of the proceeds from the offering will be used for working capital and general corporate purposes.

“This raise will allow Surna to continue to implement its growth plan, with expanded engineering services and scope, investments in new product development, continuing improvements in the experience and breadth of knowledge of our staff, and a broadening of our sales coverage,” stated Chris Bechtel, the Company’s Chief Executive Officer. “We are also gratified that a core group of existing stockholders have shown their continued confidence in Surna’s business and prospects and our management team,” added Mr. Bechtel.

About Surna Inc.

Surna Inc. (www.surna.com) designs, engineers and manufactures application-specific environmental control and air sanitation systems for commercial, state- and provincial-regulated indoor cannabis cultivation facilities in the U.S. and Canada. Our engineering and technical team provides energy and water efficient solutions that allow growers to meet the unique demands of a cannabis cultivation environment through precise temperature, humidity, light, and process controls and to satisfy the evolving code and regulatory requirements being imposed at the state and local levels.

Headquartered in Boulder, Colorado, we leverage our experience in this space in order to bring value-added climate control solutions to our customers that help improve their overall crop quality and yield as well as optimize the resource efficiency of their controlled environment (i.e., indoor and greenhouses) cultivation facilities. We have been involved in consulting, equipment sales and/or full-scale design for over 700 grow facilities since 2006 making us a trusted resource for indoor environmental design and control management for the cannabis industry.

Our customers have included small cultivation operations to licensed commercial facilities ranging from several thousand to more than 100,000 square feet. We have sold our equipment and systems throughout the U.S. and Canada as well as internationally in South Africa, Switzerland and the United Kingdom. Our revenue stream is derived primarily from supplying mechanical engineering services and climate and environmental control equipment to commercial indoor cannabis grow facilities. We also sell equipment to smaller cultivators who can purchase either directly from us, or from our authorized wholesalers or retailers. Though our customers do, we neither produce nor sell cannabis.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Statement about Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by U.S. federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that investments in the cannabis industry should be considered very high risk. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Surna Marketing

Jamie English
Director of Marketing
jamie.english@surna.com
(303) 993-5271